UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2018 (January 3, 2018)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, Tecogen Inc. (the "Company") entered into an Advisor Agreement (the "Agreement") with John N. Hatsopoulos, Co-Chief Executive Officer and a member of the Company's Board of Directors. The Agreement specifies that Mr. Hatsopoulos will resign from the position of Co-Chief Executive Officer and as a member of the Board of Directors, effective June 30, 2018, or the date of the Company's 2018 Annual Meeting of Shareholders, whichever is sooner.

Pursuant to the Agreement, Mr. Hatsopoulos will remain an advisor to the Company's Board of Directors as Chairman Emeritus and will advise the Company's remaining Chief Executive Officer, Mr. Benjamin Locke for the next three years. Further, Mr. Hatsopoulos will remain an employee of the Company in the Investor's Relations Department. Mr. Hatsopoulos will be paid $1.00 annually for his services and will receive the same benefits of other similarly situated employees.

A copy of this Agreement is filed as Exhibit 10.01 on this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits relating to Item 5.02 shall be deemed to be filed with this Current Report on Form 8-K.

Exhibit        Description

10.01	Advisor and Retirement Agreement between Tecogen Inc. and John Hatsopoulos, dated January 3, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
January 8, 2018	Bonnie Brown, Principal Financial & Accounting Officer